Exhibit 99.1

FOR IMMEDIATE RELEASE

First Commonwealth Announces First Quarter 2024 Earnings; Increases Quarterly Dividend

Indiana, PA, April 23, 2024 - First Commonwealth Financial Corporation (NYSE: FCF) today announced financial results for the first quarter of 2024.

Financial Summary

(dollars in thousands,	For the Three Months Ended
except per share data)	March 31,	December 31,	March 31,
	2024	2023	2023
Reported Results
Net income	$37,549	$44,827	$30,224
Diluted earnings per share	$0.37	$0.44	$0.30
Return on average assets	1.31%	1.56%	1.17%
Return on average equity	11.40%	14.11%	10.56%

Operating Results (non-GAAP)(1)
Core net income	$37,639	$44,964	$45,387
Core diluted earnings per share	$0.37	$0.44	$0.45
Core pre-tax pre-provision net revenue	$50,833	$55,028	$54,481
Provision expense	$4,238	$(1,865)	$(2,650)
Provision for credit losses - acquisition day 1 non-PCD	$—	$—	$10,653
Net charge-offs	$4,302	$16,338	$1,173
Reserve build/(release)(2)	$1,380	$(16,619)	$30,979
Core return on average assets (ROAA)	1.31%	1.56%	1.75%
Core pre-tax pre-provision ROAA	1.77%	1.91%	2.11%
Return on average tangible common equity	16.51%	20.78%	15.75%
Core return on average tangible common equity	16.54%	20.85%	23.42%
Core efficiency ratio	55.05%	53.00%	52.41%
Net interest margin (FTE)	3.52%	3.65%	4.01%
(1)Core operating results are a non-GAAP measure used by management to measure performance in operating the business that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. A full reconciliation of non-GAAP financial measures may be found at the end of the financial statements which accompany this release.
(2)Reserve build/(release) represents the net change in the Company's allowance for credit losses (ACL) from the prior period.
First Quarter 2024 Highlights
Financial results
•GAAP Net income of $37.5 million and diluted earnings per share totaled $0.37, an increase of $7.3 million, or $0.07 per share from the first quarter of 2023 and a decrease of $7.3 million, or $0.07 per share from the prior quarter. The results during the first quarter of 2023 included $19.2 million, or $0.15 per share, of merger-related expenses and day-1 non-purchased credit deterioration (PCD) provision from the Company’s acquisition of Centric Financial Corporation (Centric).

◦Core pre-tax pre-provision net revenue (PPNR)(1) totaled $50.8 million, a decrease of $3.6 million from the first quarter of 2023 and a decrease of $4.2 million from the previous quarter. The decrease from the prior quarter was primarily as a result of a 13 basis point decrease in the net interest margin (FTE)
•Average deposits increased $51.7 million from the previous quarter, or 2.3% annualized, including a $169.6 million increase in average time deposits offsetting a $132.2 million decrease in noninterest-bearing deposits.
◦End of period deposits increased $254.1 million, or 11.1% annualized from the previous quarter, including a $186.3 million increase in time deposits and a $113.0 million increase in savings deposits offsetting a $54.0 million decrease in noninterest-bearing deposits
◦82% of deposits were insured or secured as of March 31, 2024
•Total loans increased $33.2 million, or 1.5% annualized from the previous quarter
•The loan-to-deposit ratio decreased 228 basis points to 95.6% in the first quarter of 2024
•Net interest income (FTE) of $92.6 million decreased $3.4 million from the previous quarter and $2.1 million from the first quarter of 2023
•Noninterest income of $24.0 million decreased $0.3 million from the previous quarter
•Noninterest expense (excluding merger-related expense) of $65.5 million increased $0.5 million from the previous quarter
•Tangible book value per share increased $0.17, or 7.4% annualized from the previous quarter
◦AOCI as a percentage of tangible common equity increased 53 basis points to 12.58% in the first quarter of 2024
Profitability
•The net interest margin of 3.52% decreased 13 basis points compared to the prior quarter
•The core efficiency ratio(1) increased by 205 basis points to 55.05% compared to the prior quarter
•The core ROAA decreased 25 basis points to 1.31% compared to the prior quarter
•Core pre-tax pre-provision ROAA(1) of 1.77% for the quarter ended March 31, 2023
Strong capital positions
•On April 22, 2024, the Board of Directors authorized a 4.0% increase in the quarterly cash dividend to shareholders
•Bank-level Common Equity Tier 1 Capital (CET1) ratio of 11.1%, which represents $435.3 million in excess capital above the regulatory “well capitalized” requirement of 6.5%
•There were no shares repurchased in the first quarter of 2024. The remaining capacity under the current program was $17.4 million as of March 31, 2024.
•On June 1, 2024, the Bank will retire $50 million of variable rate subordinate corporate debentures with a current interest rate of 7.45%. This will reduce Total Risk Based Capital by approximately 44 basis points and improve the net interest margin by approximately three basis points beginning in the third quarter of 2024. The Company expects to incur approximately $360 thousand in other operating expenses in the second quarter of 2024 related to this redemption.
Asset quality
•The total provision for credit losses was $4.2 million, an increase of $6.1 million from the ($1.9) million provision for credit losses in the previous quarter.
•Reserve build/(release)(2) was $1.4 million, which brings reserves to total loans to 1.32% of total loans from 1.31% in the previous quarter
•Nonperforming loans of $42.4 million increased $3.0 million from the previous quarter

•Net charge-offs on loans totaled $4.3 million, a decrease of $12.0 million from the prior quarter, which included approximately $12.0 million of net charge-offs for loans specifically reserved for in previous quarters
◦Net charge-offs as a percentage of average loans outstanding (annualized) was 0.19% in the first quarter of 2024, a decrease of 53 basis points from the previous quarter
“We are pleased to report another solid quarter of performance, highlighted by our strong pre-tax, pre-provision return on average assets of 1.77% and return on average tangible common equity of 16.51%,” stated T. Michael Price, President and Chief Executive Officer. Our commitment to disciplined financial management and profitability remain our primary focus. And we are confident in our ability to navigate the evolving economic environment and deliver sustainable value for our shareholders.”
Earnings
Net income for the first quarter of 2024 was $37.5 million, or $0.37 per share, compared to $44.8 million, or $0.44 per share in the fourth quarter of 2023 and $30.2 million, or $0.30 per share for the first quarter of 2023.
Net Interest Income and Net Interest Margin
Net interest income (FTE) of $92.6 million decreased $3.4 million from the previous quarter and $2.0 million from the prior year quarter. The decrease from the prior quarter was primarily due to a 13 basis point decline in the net interest margin.
The net interest margin for the first quarter of 2024 was 3.52% as compared to 3.65% in the prior quarter and 4.01% in the year ago quarter. The decrease from the prior quarter was primarily due to a 19 basis point increase in the cost of funds only partially offset by a 6 basis point increase in the yield on loans.
Total average deposits grew $51.7 million in the first quarter of 2023 as compared to the previous quarter. Average time deposits grew $169.6 million and the cost of total time deposits increased 40 basis points from the prior quarter. The increase in time deposits was partially offset by a $132.2 million decrease in average noninterest-bearing deposits.
End of period deposits increased $254.1 million from the previous quarter, including a $186.3 million increase in time deposits and a $113.0 million increase in savings deposits, offsetting a $54.0 million decrease in noninterest-bearing deposits.
Asset Quality
Provision for credit losses totaled $4.2 million in the first quarter of 2024 as compared to ($1.9) million in the previous quarter. The increase from the previous quarter was primarily driven by net charge-offs.
The allowance for credit losses (ACL) as a percentage of end-of-period loans was 1.32% in the first quarter of 2024 as compared to 1.31% in the previous quarter.
At March 31, 2024, nonperforming assets totaled $44.3 million as compared to $40.9 million in the prior quarter and $45.2 million in the first quarter of 2023.
Nonperforming loans represented 0.47% of total loans as of March 31, 2024 as compared to 0.44% and 0.51% for the periods ended December 31, 2023 and March 31, 2023, respectively.
At March 31, 2024, criticized loans totaled $211.9 million, an increase of $1.7 million from the previous quarter.
During the first quarter of 2024, net charge-offs were $4.3 million, compared to $16.3 million in the prior quarter and $1.2 million in the first quarter of 2023. Net charge-offs during the prior quarter were primarily driven by acquired loans.
Net charge-offs were 0.19%, 0.72% and 0.06% of average loans (annualized) for the periods ended March 31, 2024, December 31, 2023 and March 31, 2023, respectively.
Noninterest Income and Noninterest Expense
Noninterest income totaled $24.0 million for the first quarter of 2024, as compared to $24.3 million for the fourth quarter of 2023 and $23.0 million for the first quarter of 2023. There were no material securities gains during the current or comparable quarters.
The $0.3 million decrease from the previous quarter was primarily driven by a $0.5 million seasonal decrease in card-related interchange income and a $0.5 million decrease in commercial swap fees, partially offset by a $0.6 million increase in gain on sale of mortgage loans due to an increased mix of sold loans and a $0.3 million increase in gain on sale of Small Business Administration (SBA) loans.

Noninterest expense (excluding merger-related) totaled $65.5 million for the first quarter of 2024, as compared to $65.0 million for the fourth quarter of 2023 and $62.8 million for the first quarter of 2023. The $0.5 million increase from the previous quarter was primarily the result of a $0.9 million increase in PA shares tax due to a release of accrued tax obligations in the prior quarter and a $0.7 million increase in occupancy expense. This increase was partially offset by a $0.9 million decrease in salaries and employee benefits due to a $1.3 million decrease in hospitalization expense.
The core efficiency ratio was 55.05% during the first quarter of 2024 as compared to 53.00% in the previous quarter and 52.41% in the first quarter of 2023.
Full time equivalent staff was 1,465, 1,475 and 1,536 at March 31, 2024, December 31, 2023 and March 31, 2023, respectively.
Dividends and Capital
First Commonwealth Financial Corporation declared a common stock quarterly dividend of $0.13 per share, which represents a 4.0% increase from the previous quarter. The cash dividend is payable on May 17, 2024 to shareholders of record as of May 3, 2024. This dividend represents a 3.9% projected annual yield utilizing the April 22, 2024 closing market price of $13.29.
First Commonwealth’s capital ratios for Total, Tier I, Leverage and Common Equity Tier I at March 31, 2024 were 14.3%, 12.2%, 10.2% and 11.4% respectively. First Commonwealth’s current capital levels exceed the fully phased-in Basel III capital requirements issued by U.S. bank regulators.
Conference Call
First Commonwealth will host a quarterly conference call to discuss its financial results for the first quarter of 2024 on Wednesday, April 24, 2024 at 2:00 PM (ET). The call can be accessed by dialing (toll free) 1-888-330-3181 conference ID # 4651379 or through the company’s web page, http://www.fcbanking.com/InvestorRelations. A replay of the call will be available approximately one hour following the conclusion of the conference by dialing 1-800-770-2030 and entering the conference ID # 4651379. A link to the webcast replay will also be accessible on the company’s web.
About First Commonwealth Financial Corporation
First Commonwealth Financial Corporation (NYSE: FCF), headquartered in Indiana, Pennsylvania, is a financial services company with 126 community banking offices in 30 counties throughout western and central Pennsylvania and throughout Ohio, as well as commercial lending operations in Pittsburgh and Harrisburg, Pennsylvania, and Canton, Cleveland, Columbus and Cincinnati, Ohio. The company also operates mortgage offices in Wexford, Pennsylvania, as well as Hudson and Lewis Center, Ohio. First Commonwealth provides a full range of commercial banking, consumer banking, mortgage, equipment finance, wealth management and insurance products and services through its subsidiaries First Commonwealth Bank and First Commonwealth Insurance Agency. For more information about First Commonwealth or to open an account today, please visit www.fcbanking.com.
Forward-Looking Statements
Certain statements contained in this release that are not historical facts may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the Securities and Exchange Commission, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute “forward-looking statements” as well. These statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of words such as “may,” “will,” “should,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate” or words of similar meaning. These forward-looking statements are subject to significant risks, assumptions and uncertainties, and could be affected by many factors, including, but not limited to: (1) volatility and disruption in national and international financial markets; (2) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; (3) inflation, interest rate, commodity price, securities market and monetary fluctuations; (4) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which First Commonwealth or its customers must comply; (5) the soundness of other financial institutions; (6) political instability; (7) impairment of First Commonwealth’s goodwill or other intangible assets; (8) acts of God or of war or terrorism; (9) the timely development and acceptance of new products and services and perceived overall value of these products and services by users; (10) changes in consumer spending, borrowings and savings habits; (11) changes in the financial performance and/or condition of First Commonwealth’s borrowers; (12) technological changes; (13) acquisitions and integration of acquired businesses; (14) First Commonwealth’s ability to attract and retain qualified employees; (15) changes in the competitive environment in First Commonwealth’s markets and among banking organizations and other financial service providers; (16) the ability to increase market share and control expenses; (17) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (18) the reliability of First Commonwealth’s vendors, internal control systems or information systems; (19) the costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals; and (20) other risks and uncertainties described in this report and in the other reports that we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K.
In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Relations:
Ron Wahl
Communications and Media Relations
Phone: 724-463-6806
E-mail: RWahl@fcbanking.com

Investor Relations:
Ryan M. Thomas
Vice President / Finance and Investor Relations
Phone: 724-463-1690
E-mail: RThomas1@fcbanking.com

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023
SUMMARY RESULTS OF OPERATIONS
Net interest income	$92,304	$95,737	$94,358
Provision for credit losses	4,238	(1,865)	(2,650)
Provision for credit losses — acquisition day 1 non-PCD	—	—	10,653
Noninterest income	23,988	24,297	22,963
Noninterest expense	65,573	65,180	71,381
Net income	37,549	44,827	30,224
Core net income (5)	37,639	44,964	45,387
Earnings per common share (diluted)	$0.37	$0.44	$0.30
Core earnings per common share (diluted) (6)	$0.37	$0.44	$0.45
KEY FINANCIAL RATIOS
Return on average assets	1.31%	1.56%	1.17%
Core return on average assets (7)	1.31%	1.56%	1.75%
Return on average assets, pre-provision, pre-tax	1.77%	1.91%	1.78%
Core return on average assets, pre-provision, pre-tax	1.77%	1.91%	2.11%
Return on average shareholders' equity	11.40%	14.11%	10.56%
Return on average tangible common equity (8)	16.51%	20.78%	15.75%
Core return on average tangible common equity (9)	16.54%	20.85%	23.42%
Core efficiency ratio (2)(10)	55.05%	53.00%	52.41%
Net interest margin (FTE) (1)	3.52%	3.65%	4.01%

Book value per common share	$13.03	$12.87	$11.87
Tangible book value per common share (11)	9.26	9.09	8.13
Market value per common share	13.92	15.44	12.43
Cash dividends declared per common share	0.125	0.125	0.120
ASSET QUALITY RATIOS
Nonperforming loans and leases as a percent of end-of-period loans and leases(3)	0.47%	0.44%	0.51%
Nonperforming assets as a percent of total assets (3)	0.38%	0.36%	0.41%
Net charge-offs as a percent of average loans and leases (annualized) (4)	0.19%	0.72%	0.06%
Allowance for credit losses as a percent of nonperforming loans and leases (4)	280.59%	298.23%	302.67%
Allowance for credit losses as a percent of end-of-period loans and leases (4)	1.32%	1.31%	1.55%
CAPITAL RATIOS
Shareholders' equity as a percent of total assets	11.4%	11.5%	11.0%
Tangible common equity as a percent of tangible assets (12)	8.4%	8.4%	7.8%
Leverage Ratio	10.2%	10.0%	10.2%
Risk Based Capital - Tier I	12.2%	11.9%	11.5%
Risk Based Capital - Total	14.3%	13.9%	13.8%
Common Equity - Tier I	11.4%	11.2%	10.8%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023
INCOME STATEMENT
Interest income	$145,462	$144,257	$114,589
Interest expense	53,158	48,520	20,231
Net Interest Income	92,304	95,737	94,358
Provision for credit losses	4,238	(1,865)	(2,650)
Provision for credit losses - acquisition day 1 non-PCD	—	—	10,653
Net Interest Income after Provision for Credit Losses	88,066	97,602	86,355
Net securities gains	—	—	—
Trust income	2,727	2,549	2,486
Service charges on deposit accounts	5,383	5,595	4,918
Insurance and retail brokerage commissions	2,246	2,457	2,552
Income from bank owned life insurance	1,294	1,211	1,227
Gain on sale of mortgage loans	1,328	776	652
Gain on sale of other loans and assets	2,051	1,740	2,086
Card-related interchange income	6,690	7,218	6,829
Derivative mark-to-market	12	(13)	(89)
Swap fee income	—	490	245
Other income	2,257	2,274	2,057
Total Noninterest Income	23,988	24,297	22,963
Salaries and employee benefits	35,324	36,232	34,264
Net occupancy	5,334	4,637	5,018
Furniture and equipment	4,480	4,372	4,238
Data processing	3,824	3,986	3,404
Pennsylvania shares tax	1,202	351	1,252
Advertising and promotion	1,319	1,061	1,663
Intangible amortization	1,264	1,210	1,147
Other professional fees and services	1,242	1,543	1,591
FDIC insurance	1,613	1,646	1,417
Litigation and operational losses	997	1,378	743
Loss on sale or write-down of assets	143	107	41
Merger and acquisition	114	174	8,541
Other operating expenses	8,717	8,483	8,062
Total Noninterest Expense	65,573	65,180	71,381
Income before Income Taxes	46,481	56,719	37,937
Income tax provision	8,932	11,892	7,713
Net Income	$37,549	$44,827	$30,224

Shares Outstanding at End of Period	102,303,974	102,114,664	103,193,127
Average Shares Outstanding Assuming Dilution	102,198,899	102,264,768	99,779,816

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	March 31,	December 31,	March 31,
	2024	2023	2023
BALANCE SHEET (Period End)
Assets
Cash and due from banks	$77,179	$125,436	$113,692
Interest-bearing bank deposits	233,188	21,557	282,110
Securities available for sale, at fair value	1,049,108	1,071,857	786,813
Securities held to maturity, at amortized cost	464,708	419,009	451,278
Loans held for sale	31,895	29,820	11,050

Loans and leases	8,999,870	8,968,761	8,656,945
Allowance for credit losses	(119,098)	(117,718)	(133,885)
Net loans and leases	8,880,772	8,851,043	8,523,060

Goodwill and other intangibles	385,745	386,535	385,998
Other assets	571,813	554,231	559,751
Total Assets	$11,694,408	$11,459,488	$11,113,752

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$2,334,495	$2,388,533	$2,698,225

Interest-bearing demand deposits	637,908	629,138	547,015
Savings deposits	4,999,822	4,886,781	5,127,037
Time deposits	1,474,178	1,287,857	862,671
Total interest-bearing deposits	7,111,908	6,803,776	6,536,723

Total deposits	9,446,403	9,192,309	9,234,948

Short-term borrowings	546,541	597,835	278,978
Long-term borrowings	186,490	186,757	187,531
Total borrowings	733,031	784,592	466,509

Other liabilities	182,254	168,313	187,281
Shareholders' equity	1,332,720	1,314,274	1,225,014
Total Liabilities and Shareholders' Equity	$11,694,408	$11,459,488	$11,113,752

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended
	March 31,	Yield/	December 31,	Yield/	March 31,	Yield/
	2024	Rate	2023	Rate	2023	Rate
NET INTEREST MARGIN

Assets
Loans and leases (FTE)(1)(3)	$8,998,649	5.95%	$8,974,613	5.89%	$8,301,449	5.27%
Securities and interest-bearing bank deposits (FTE) (1)	1,584,673	3.23%	1,465,962	3.06%	1,279,477	2.20%
Total Interest-Earning Assets (FTE) (1)	10,583,322	5.54%	10,440,575	5.49%	9,580,926	4.86%
Noninterest-earning assets	938,121		961,555		907,982
Total Assets	$11,521,443		$11,402,130		$10,488,908

Liabilities and Shareholders' Equity
Interest-bearing demand and savings deposits	$5,554,656	2.11%	$5,540,364	1.90%	$5,312,086	0.88%
Time deposits	1,386,959	4.21%	1,217,356	3.81%	682,144	2.34%
Short-term borrowings	595,884	4.57%	548,680	5.43%	266,932	3.65%
Long-term borrowings	186,597	5.76%	186,860	5.75%	185,367	5.06%
Total Interest-Bearing Liabilities	7,724,096	2.77%	7,493,260	2.57%	6,446,529	1.27%
Noninterest-bearing deposits	2,302,338		2,434,560		2,678,849
Other liabilities	169,683		213,492		202,476
Shareholders' equity	1,325,326		1,260,818		1,161,054
Total Noninterest-Bearing Funding Sources	3,797,347		3,908,870		4,042,379
Total Liabilities and Shareholders' Equity	$11,521,443		$11,402,130		$10,488,908

Net Interest Margin (FTE) (annualized)(1)		3.52%		3.65%		4.01%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)
	March 31,	December 31,	March 31,
	2024	2023	2023
Loan and Lease Portfolio Detail
Commercial Loan and Lease Portfolio:
Commercial, financial, agricultural and other	$1,313,898	$1,310,405	$1,361,858
Commercial real estate	3,090,950	3,053,152	2,991,930
Equipment Finance loans and leases	279,938	232,944	109,221
Real estate construction	520,320	541,633	422,831
Total Commercial	5,205,106	5,138,134	4,885,840

Consumer Loan Portfolio:
Closed-end mortgages	1,913,479	1,926,254	1,807,941
Home equity lines of credit	488,793	490,622	515,926
Real estate construction	39,047	56,102	119,071
Total Real Estate - Consumer	2,441,319	2,472,978	2,442,938

Auto & RV loans	1,277,212	1,277,969	1,244,874
Direct installment	26,731	27,167	30,381
Personal lines of credit	46,733	49,355	49,399
Student loans	2,769	3,158	3,513
Total Other Consumer	1,353,445	1,357,649	1,328,167
Total Consumer Portfolio	3,794,764	3,830,627	3,771,105
Total Portfolio Loans and Leases	8,999,870	8,968,761	8,656,945
Loans held for sale	31,895	29,820	11,050
Total Loans and Leases	$9,031,765	$8,998,581	$8,667,995

	March 31,	December 31,	March 31,
	2024	2023	2023
ASSET QUALITY DETAIL
Nonperforming Loans and Leases:
Loans and leases on nonaccrual basis	$27,649	$24,997	$29,413
Loans on nonaccrual basis - Centric acquisition	14,797	14,475	14,821
Total Nonperforming Loans and Leases	$42,446	$39,472	$44,234
Other real estate owned ("OREO")	368	422	424
Repossessions ("Repos")	1,442	1,024	553
Total Nonperforming Assets	$44,256	$40,918	$45,211
Loans past due in excess of 90 days and still accruing	1,699	9,436	1,440
Classified loans and leases	89,284	87,056	76,962
Criticized loans and leases	211,857	210,187	189,873

Nonperforming assets as a percentage of total loans and leases, plus OREO and Repos (4)	0.49%	0.46%	0.52%
Allowance for credit losses	$119,098	$117,718	$133,885

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023
Net Charge-offs (Recoveries):
Commercial, financial, agricultural and other	$2,242	$9,951	$504
Real estate construction	(6)	—	—
Commercial real estate	169	4,579	(42)
Residential real estate	21	58	41
Loans to individuals	1,876	1,750	670
Net Charge-offs	$4,302	$16,338	$1,173

Net charge-offs as a percentage of average loans and leases outstanding (annualized) (4)	0.19%	0.72%	0.06%
Provision for credit losses as a percentage of net charge-offs	98.51%	(11.42)%	(225.92)%
Provision for credit losses	$4,238	$(1,865)	$(2,650)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES
Note: Management believes that it is standard practice in the banking industry to present these non-GAAP measures. These measures provide useful information to management and investors by allowing them to make peer comparisons.

(1) Net interest income has been computed on a fully taxable equivalent basis ("FTE") using the federal income tax statutory rate of 21%.
(2) Core efficiency ratio excludes from total revenue the impact of derivative mark-to-market and excludes from "total noninterest expense" the amortization of intangibles and any other unusual items deemed by management to not be related to normal operations, such as merger, acquisition and severance costs.

(3) Includes held for sale loans.
(4) Excludes held for sale loans.
	For the Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023

Interest income	$145,462	$144,257	$114,589
Adjustment to fully taxable equivalent basis (1)	323	314	305
Interest income adjusted to fully taxable equivalent basis (non-GAAP)	145,785	144,571	114,894
Interest expense	53,158	48,520	20,231
Net interest income, (FTE) (1)	$92,627	$96,051	$94,663

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023

Net Income	$37,549	$44,827	$30,224
Intangible amortization	1,264	1,210	1,147
Tax benefit of amortization of intangibles	(265)	(254)	(241)
Net Income, adjusted for tax affected amortization of intangibles	$38,548	$45,783	$31,130

Average Tangible Equity:
Total shareholders' equity	$1,325,326	$1,260,818	$1,161,054
Less: intangible assets	386,040	386,896	359,431
Tangible Equity	939,286	873,922	801,623
Less: preferred stock	—	—	—
Tangible Common Equity	$939,286	$873,922	$801,623

(8)Return on Average Tangible Common Equity	16.51%	20.78%	15.75%

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023

Core Net Income:
Total Net Income	$37,549	$44,827	$30,224
Merger and acquisition related expenses	114	174	8,541
Tax benefit of merger and acquisition related expenses	(24)	(37)	(1,794)
Provision for credit losses - acquisition day 1 non-PCD	—	—	10,653
Tax benefit of provision for credit losses - acquisition day 1 non-PCD	—	—	(2,237)
(5) Core net income	$37,639	$44,964	$45,387
Average Shares Outstanding Assuming Dilution	102,198,899	102,264,768	99,779,816
(6) Core Earnings per common share (diluted)	$0.37	$0.44	$0.45

Intangible amortization	1,264	1,210	1,147
Tax benefit of amortization of intangibles	(265)	(254)	(241)
Core Net Income, adjusted for tax affected amortization of intangibles	$38,638	$45,920	$46,293

(9) Core Return on Average Tangible Common Equity	16.54%	20.85%	23.42%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023
Core Return on Average Assets:
Total Net Income	$37,549	$44,827	$30,224
Total Average Assets	11,521,443	11,402,130	10,488,908
Return on Average Assets	1.31%	1.56%	1.17%

Core Net Income (5)	$37,639	$44,964	$45,387
Total Average Assets	11,521,443	11,402,130	10,488,908
(7) Core Return on Average Assets	1.31%	1.56%	1.75%

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023
Core Efficiency Ratio:
Total Noninterest Expense	$65,573	$65,180	$71,381
Adjustments to Noninterest Expense:
Intangible amortization	1,264	1,210	1,147
Merger and acquisition related	114	174	8,541
Noninterest Expense - Core	$64,195	$63,796	$61,693

Net interest income, (FTE)	$92,627	$96,051	$94,663
Total noninterest income	23,988	24,297	22,963
Net securities gains	—	—	—
Total Revenue	116,615	120,348	117,626

Adjustments to Revenue:
Derivative mark-to-market	12	(13)	(89)
Total Revenue - Core	$116,603	$120,361	$117,715

(10)Core Efficiency Ratio	55.05%	53.00%	52.41%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	March 31,	December 31,	March 31,
	2024	2023	2023
Tangible Equity:
Total shareholders' equity	$1,332,720	$1,314,274	$1,225,014
Less: intangible assets	385,745	386,535	385,998
Tangible Equity	946,975	927,739	839,016
Less: preferred stock	—	—	—
Tangible Common Equity	$946,975	$927,739	$839,016

Tangible Assets:
Total assets	$11,694,408	$11,459,488	$11,113,752
Less: intangible assets	385,745	386,535	385,998
Tangible Assets	$11,308,663	$11,072,953	$10,727,754

(12)Tangible Common Equity as a percentage of Tangible Assets	8.37%	8.38%	7.82%

Shares Outstanding at End of Period	102,303,974	102,114,664	103,193,127
(11)Tangible Book Value Per Common Share	$9.26	$9.09	$8.13

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023
Pre-tax pre-provision income:
Net interest income	$92,304	$95,737	$94,358
Noninterest income	23,988	24,297	22,963
Noninterest expense	65,573	65,180	71,381
Pre-tax pre-provision income	$50,719	$54,854	$45,940

Merger and acquisition related expenses	114	174	8,541
Core pre-tax pre-provision income	$50,833	$55,028	$54,481

Net charge-offs	$4,302	$16,338	$1,173